UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 4, 2006

Date of Report (Date of earliest event reported)

SIRENZA MICRODEVICES, INC.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-30615	77-0073042
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

303 S. TECHNOLOGY COURT, BROOMFIELD, CO 80021

(Address of principal executive offices, including zip code)

(303) 327-3030

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations; Financial Condition

The information in Item 2.02 and Exhibit 99.1 attached to this current report on Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in item 2.02 and in Exhibit 99.1 to this current report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

On October 5, 2006, Sirenza Microdevices, Inc. (“Sirenza”) issued a press release announcing the preliminary expected range of net revenue it expects to report for its fiscal third quarter ended September 30, 2006. A copy of the press release is furnished as Exhibit 99.1 to this current report.

Item 8.01	Other Events

On August 30, 2006, a complaint regarding a putative class action lawsuit, Yevgeniy Pinis v. Timothy R. Richardson, et al., No. 2381-N, was filed in the Court of Chancery of the State of Delaware in New Castle County against Sirenza, Micro Linear Corporation (“Micro Linear”), Metric Acquisition Corporation and Micro Linear’s board of directors in connection with the merger. The complaint was amended on September 12, 2006. The amended complaint alleges, among other things, that the Micro Linear board of directors violated its fiduciary duties to the stockholders of Micro Linear by approving the proposed merger of Metric Acquisition Corporation with and into Micro Linear, that the consideration proposed to be paid to the stockholders of Micro Linear in the merger is unfair and inadequate and that the proxy statement/prospectus that forms a part of the Sirenza’s registration statement on Form S-4 (as amended and filed on September 13, 2006) is deficient in a number of respects. The complaint seeks, among other things, an injunction prohibiting Sirenza and Micro Linear from consummating the merger, rights of rescission against the merger and the terms of the merger agreement, damages incurred by the class, and attorneys’ fees and expenses.

On October 4, 2006, Sirenza and Micro Linear agreed in principle with the plaintiff to a settlement of the lawsuit referenced in the preceding paragraph. Further to the proposed settlement, the parties agreed to provide the stockholders of Micro Linear with certain additional disclosures. The settlement is subject to the approval of the Delaware Court of Chancery and provides for a broad release of claims by the stockholder class. Prior to the time at which the settlement will be submitted to the Delaware Court of Chancery for final approval, the parties will provide additional information to class members in a notice of settlement, including further information about the release of claims. The additional disclosure document from Micro Linear to its stockholders is attached as Exhibit 99.2 to this current report.

Additional Information and Where to Find It

This Current Report on Form 8-K is not a proxy statement or a prospectus for the proposed transaction. On September 14, 2006, Sirenza filed amendment no. 1 to its registration statement on Form S-4 (Registration No. 333-137086) in connection with the proposed transaction, which included Micro Linear’s proxy statement and Sirenza’s prospectus for the proposed transaction. Investors are urged to read the proxy statement/prospectus, which contains important information about the proposed transaction. The proxy statement/prospectus and other documents which are filed by Sirenza or Micro Linear with the Securities and Exchange Commission (the “SEC”) are available free of charge at the SEC’s website, www.sec.gov, or by directing a request to Sirenza Microdevices, Inc., 303 S. Technology Court, Broomfield, CO 80021, Attention: Investor Relations or by directing a request to Micro Linear Corporation, 2050 Concourse Drive, San Jose, CA 95131, Attention: Investor Relations.

Micro Linear, its directors and certain of its executive officers, as well as Sirenza, its directors and certain of its executive officers, may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information about the directors and executive officers of Micro Linear and their respective interests in the proposed transaction is set forth in the proxy statement/prospectus that Sirenza and Micro Linear filed with the SEC in connection with the proposed transaction. Investors may obtain additional information regarding the interests of such participants by reading the proxy statement/prospectus.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibit 99.1 is being furnished herewith and the following exhibit 99.2 is being filed herewith.

Exhibit Number	Description
99.1	Press release of Sirenza Microdevices, Inc. dated October 5, 2006 furnished in accordance with Item 2.02 of this current report on Form 8-K.

99.2	Additional Disclosures About the Proposed Merger with Sirenza Microdevices, Inc. from Micro Linear Corporation to its stockholders, dated as of October 5, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRENZA MICRODEVICES, INC.

By:	/s/ CLAY SIMPSON
Clay Simpson
Vice President and General Counsel

Date: October 5, 2006

SIRENZA MICRODEVICES, INC.

EXHIBIT INDEX TO FORM 8-K

Exhibit Number	Description
99.1	Press release of Sirenza Microdevices, Inc. dated October 5, 2006 furnished in accordance with Item 2.02 of this current report on Form 8-K.

99.2	Additional Disclosures About the Proposed Merger with Sirenza Microdevices, Inc. from Micro Linear Corporation to its stockholders, dated as of October 5, 2006.